EXHIBIT 23.2
                       CONSENT OF KEE & ASSOCIATES, INC.

As independant public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registation statement.

                                        KEE & ASSOCIATES, INC.

                                        By: /s/ J. THADDEUS KEE, CPA
                                          Name: J. Thaddeus Kee, CPA
                                          Title: Prsident

Uniontown, Ohio
August 5, 1996